UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

April 13, 2023

RUNWAY GROWTH FINANCE CORP.

(Exact name of registrant as specified in its charter)

Maryland	814-01180	47-5049745
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

205 N. Michigan Ave., Suite 4200

Chicago, Illinois 60601

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (312) 281-6270

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	RWAY	Nasdaq Global Select Market LLC
7.50% Notes due 2027	RWAYL	Nasdaq Global Select Market LLC
8.00% Notes due 2027	RWAYZ	Nasdaq Global Select Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934. Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

On April 13, 2023, Runway Growth Finance Corp. (the “Company”) entered into the First Supplement, dated as of April 13, 2023 (the “First Supplement”), among the Company and the purchaser listed in the purchaser schedule thereto, to the Master Note Purchase Agreement, dated December 10, 2021 (as supplemented by the First Supplement, the “Note Purchase Agreement”), governing the issuance of a 8.54% Series 2023A Senior Note due April 13, 2026 (the “Series 2023A Note”), in aggregate principal amount of $25.0 million, to an institutional investor in a private placement.

The Series 2023A Note has a fixed interest rate of 8.54% per year. The Company intends to use the net proceeds from the offering of the Series 2023A Note to repay outstanding indebtedness, make investments in accordance with the Company’s investment objective and investment strategy and for other general corporate purposes of the Company.

The Series 2023A Note was issued on April 13, 2023 and will mature on April 13, 2026 unless redeemed, purchased or prepaid prior to such date by the Company in accordance with the terms of the Note Purchase Agreement. Interest on the Series 2023A Note will be due semiannually on April 13 and October 13 of each year, beginning on October 13, 2023. In addition, the Company is obligated to offer to repay the Series 2023A Note at par (plus accrued and unpaid interest to, but not including, the date of prepayment) if certain change in control events occur. Subject to the terms of the Note Purchase Agreement, so long as no Default or Event of Default (each as defined in the Note Purchase Agreement) shall then exist, at any time on or after January 13, 2026, the Company may, at its option, prepay all or any part of the Series 2023A Notes at 100% of the principal amount so prepaid, together with, in each case, accrued interest to the prepayment date.

The Note Purchase Agreement contains customary terms and conditions for senior notes issued in a private placement, including, without limitation, affirmative and negative covenants such as information reporting, maintenance of the Company’s status as a business development company within the meaning of the Investment Company Act of 1940, as amended, and a regulated investment company under the Internal Revenue Code of 1986, as amended, minimum shareholders’ equity, minimum asset coverage ratio and maximum secured debt ratio. The Note Purchase Agreement also contains customary events of default with customary cure and notice periods.

The Company’s obligations under the Note Purchase Agreement are general unsecured obligations that rank pari passu with all outstanding and future unsecured unsubordinated indebtedness issued by the Company.

The Series 2023A Note was offered in reliance on Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”). The Series 2023A Note has not and will not be registered under the Securities Act or any state securities laws and, unless so registered, may not be offered or sold in the United States except pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act, as applicable.

The description above is only a summary of the material provisions of the First Supplement and is qualified in its entirety by reference to the copy of the First Supplement which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information in this Current Report on Form 8-K set forth under Item 1.01 is incorporated by reference into this Item 2.03.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits:

Exhibit Number	Description

10.1*	First Supplement to Note Purchase Agreement by and between the Company and the purchaser party thereto, dated April 13, 2023
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

*Schedules to this Exhibit have been omitted in accordance with Item 601 of Regulation S-K. The registrant agrees to furnish supplementally a copy of all omitted schedules to the SEC upon its request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 14, 2023	RUNWAY GROWTH FINANCE CORP.

	By:	/s/ Thomas B. Raterman
Thomas B. Raterman
Chief Operating Officer, Chief Financial Officer, Treasurer and Secretary